EXHIBIT 99.1

Profound to Showcase TULSA-PRO®, the TULSA Procedure™ and the Future of iMRI at AUA2026

Company to explore the potential of integrating TULSA-PRO with PSMA PET molecular imaging technologies to enhance ablation planning and monitoring

TORONTO, May 14, 2026 (GLOBE NEWSWIRE) --  Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (“iMRI”) procedures, is pleased to announce that the TULSA Procedure™ will be highlighted in four oral presentations at the upcoming American Urological Association’s (“AUA”) Annual Meeting in Washington, DC, in the session titled “Prostate Cancer: Localized: Ablative Therapy II” on May 16th from 1:00-3:00 p.m. ET.

TULSA Procedure Talks at AUA2026

  Ram A. Pathak, M.D., Associate Professor in the Department of Urology at Mayo Clinic in Florida, will give a presentation titled "Multicenter registry of MRI-guided transurethral ultrasound ablation (TULSA): MRI characteristics associated with treatment outcome";
  Mikael Anttinen, M.D., Ph.D., a Urologist at Turku University Hospital in Finland, will give a presentation titled "Morphologic and perfusion changes induced by short-term neoadjuvant and androgen deprivation therapy before MRI-guided transurethral ultrasound ablation for localized prostate cancer";
  Dr. Anttinen will also give a presentation titled: “Lesion-targeted MRI-guided transurethral ultrasound ablation for localized prostate cancer: 12-month safety, efficacy, and functional outcomes from a phase 2 trial”; and
  Masayoshi Miura, M.D., Ph.D., the Director of the Department of Urology and Renal Transplantation Surgery at Sapporo Hokuyu Hospital in Japan, will give a presentation titled “Transurethral ultrasound ablation of the prostate is effective for localized prostate cancer and functional preservation: Single-center real world data”.

A Complete Interventional MRI (“iMRI”) Solution for Prostate Ablation

To see the future of iMRI prostate ablation first-hand, Profound is pleased to invite AUA2026 attendees to visit Booth #413, where it will host demonstrations of TULSA-PRO® and display an actual Siemens MAGNETOM Free.Max MR.1

The Potential Role of PSMA Pet Imaging in iMRI Prostate Ablation

Profound also announced that it is launching an initiative to explore the potential of integrating PSMA PET molecular imaging technologies with the TULSA Procedure to support intention-to-treat decisions and patient monitoring.

“Approximately 85% of prostate cancer is multifocal, meaning that there are two or more distinct index lesions and/or satellite lesions present in different areas of the organ2,” said Preston C. Sprenkle, M.D., an Associate Professor of Urology at Yale University School of Medicine, and Chair of the NCCN Early Detection of Prostate Cancer Guidelines Committee. “As diagnostic imaging like MRI and PSMA PET have advanced, enabling urologists to ‘see it before they plan how to treat it’, so too have treatment options expanded. The TULSA Procedure, in particular, allows urologists to take advantage of its unique coverage and precision to deliver precise, anatomy-driven, and patient-tailored ablation that is really ‘pan-prostate’- ranging from whole-gland, to focal, to everything in between. At the same time, TULSA answers the call of patients who are increasingly demanding more targeted approaches that have the potential to minimize side effects, such as erectile disfunction and/or urinary incontinence, while providing similar cancer control as standard mainstream therapies. I am excited to see Profound explore the potential of combining the flexible and customizable ablation advantages of MRI-guided TULSA-PRO with the treatment planning and monitoring power of molecular imaging to further advance targeted therapy.”

“From a product development perspective, we are exploring the integration of PSMA PET imaging into the TULSA-PRO treatment planning software,” said Mathieu Burtnyk, Ph.D., Profound’s President. “We are already seeing urologists use PSMA to complement MRI to better define treatment extent, with appropriate margins extending to the prostate capsule.3 For TULSA, this isn’t about patient selection for focal therapy. It’s about empowering physicians to plan and deliver the best possible intent-to-treat — focal, subtotal or whole-gland — with confidence and precision tailored to every patient.”

Note and Sources

1 TULSA-PRO compatibility with 0.55T MRI's such as the Siemens Free.Max is not commercially available in all markets, including in the United States. Its future availability cannot be ensured.

2 Mazzucchelli R, Scarpelli M, Cheng L, Lopez-Beltran A, Galosi AB, Kirkali Z, Montironi R: Pathology of prostate cancer and focal therapy (‘male lumpectomy’). Anticancer Res 29: 5155-5161, 2009.

3 Anttinen M, Mäkelä P, Nurminen P, Pärssinen H, Malaspina S, Sainio T, Högerman M, Taimen P, Blanco Sequeiros R, Boström P: Salvage Magnetic Resonance Imaging–guided Transurethral Ultrasound Ablation for Localized Radiorecurrent Prostate Cancer. European Urology Open Science 71: 69-77, 2025.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195